First Citizens BancShares, Inc. First Quarter 2023 Earnings Conference Call May 10, 2023

2 Agenda Pages Section I – A Momentous First Quarter & Strategic Priorities 4 – 6 Section II – SVB Acquisition: Areas of Focus 7 – 14 Section III – SVB Acquisition: Purchase Accounting 15 – 22 Section IV – First Quarter 2023 Financial Results 23 – 41 Section V – Financial Areas of Focus 42 – 52 Section VI – Financial Outlook 53 – 55 Section VII – Appendix 56 – 68 Section VIII – Non-GAAP Reconciliations 69 – 74

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, and future performance and other strategic goals of First Citizens BancShares, Inc. ("BancShares“). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or clients, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, including the recently completed FDIC-assisted transaction with Silicon Valley Bridge Bank, N.A. (“SVB”) and the previously completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transactions with client, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transactions may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities or increased regulatory compliance obligations or oversight, (3) reputational risk and the reaction of the parties’ clients to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in the integration of the businesses, (6) the ability to retain clients following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the SVB acquisition (as defined below). Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward- looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the Securities and Exchange Commission (the “SEC”). Non-GAAP Measures Certain measures in this presentation are “Non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. BancShares’ wholly-owned subsidiary assumed all client deposits and certain other liabilities and acquired substantially all loans and certain other assets of SVB on March 27, 2023 (the “SVB Acquisition”). BancShares’ financial information presented for the period ended March 31, 2023 reflects the SVB Acquisition. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are Non-GAAP. Refer to Section VIII of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. Important Notices

A Momentous First Quarter & Strategic Priorities Section I

5 First Quarter 2023 Snapshot First quarter results reflected a transformational acquisition, a strong balance sheet and continued long-term strategic focus. FCB and SVB (combined company): ■ Acquired substantially all loans and assumed all customer deposits from Silicon Valley Bridge Bank, N.A. on March 27, 2023, resulting in meaningful TBV accretion. ■ Engaged meaningfully with key SVB leaders and clients communicating that we are committed to their business. ■ Focused on leveraging SVB’s deep bench of innovation leaders to retain revenue-generating and essential operating personnel. ■ Completed preliminary purchase accounting on SVB balance sheet. ■ Maintained strong capital and liquidity positions. Combined Company Highlights (1) : TBV accretion (2) Day 1: +112% (to $1,250.76) Day 2: +106% (to $1,213.82) CET1 ratio 12.53% (HQLA + available lines) / uninsured deposits (3) 198% Legacy FCB Highlights: ROE / ROA (2) 11.76% / 1.01% Positive YoY operating leverage (2) 3.2% Deposit growth (4) 6.3% Loan growth (4) 7.7% (1) TBV accretion and CET1 ratio subject to change as purchase accounting adjustments are preliminary and may be refined as we finalize the initial accounting and review the associated valuation assumptions and methodologies. (2) Non-GAAP metric. Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures. Adjustments for certain notable items are outlined on page 28. (3) Public funds total $4.5 billion, of which $4.2 billion are considered uninsured for regulatory reporting purposes. However, these deposits are collateralized and included as part of the total insured and collateralized calculation above. (4) Deposit and loan growth percentages are annualized. Legacy FCB: ■ Grew deposits and loans. ■ Remained focused on strong liquidity. ■ Generated positive year over year operating leverage. ■ Credit remained resilient; net charge-offs increased, but most credit quality indicators compared favorably to pre- pandemic levels.

6 Strategic Priorities Grow Core Lines of Business • Allocate capital and investments to grow lines of business with the highest returns and opportunity. Scale Talent with an Eye Towards the Future • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Optimize Capital & Core Funding • Continue to optimize core funding by growing lower cost deposits. • Use innovation to facilitate growth, expand revenue opportunities and reduce cost of delivery while building a foundation for the future. Manage Risk Effectively • Continue to manage risk within our defined risk appetite. • Align risk management activities to support our move to the large financial institution framework. Maintain Positive Operating Leverage • Identify areas to enhance revenue and control costs beyond acquisition synergy goals. Deliver value from SVB acquisition • Maintain position as an important partner for the innovation economy. • Continue to rebuild trust with legacy SVB client base. • Focus on retaining legacy SVB talent and optimizing the workforce to drive revenue growth.

SVB Acquisition: Areas of Focus Section II

8

First Citizens and SVB - A Powerful Combination

Creating valuable scale, enhancing product offerings and bolstering presence in attractive markets.

First Citizens BancShares

svb Silicon Valley Bank — A Division of First Citizens Bank

svb Private — A Division of First Citizens Bank

Unaudited SVB Financial Profile:

	3/27/23	3/31/23	4/30/23
Total assets	$107 B	$99 B	$91 B
Loans & leases	$69 B	$66 B	$62 B
Deposits	$56 B	$49 B	$41 B
Off balance sheet client funds	$88 B	$84 B	$79 B
Private bank AUM	$15 B	$14 B	$12 B

Acquisition expands growth opportunities, while leveraging our shared approach to relationship banking

Advances our capabilities and expertise in the innovation and technology sectors

- First Citizens expected to benefit from SVB's historic leadership position in the innovation economy.

Unlocks new business opportunities to drive incremental top-line growth

- Allows us to become a partner of the innovation economy through the Technology & Life Science/Healthcare business and provides access to private equity and venture capital clients in Global Fund Banking.
- Introduces First Citizens' consumer, business services, wealth and commercial offerings to legacy SVB clients.

Accelerates growth of First Citizens' wealth business

- Adds talent, solutions and digital capabilities to better serve financial needs of clients throughout their life cycle.

Bolsters presence in attractive markets

- Expands presence in high-growth West Coast and Northeast markets.

Enhances profitability

- Immediately accretive to TBV and EPS.
- Diversifies revenues to support long-term growth.

First Citizens BancShares

Note – First Citizens did not acquire: UK arm of Silicon Valley Bank, SVB Capital, SVB Securities, and international operations.

9

SVB Commercial Bank and Private Bank Overview

Deep expertise in attractive markets, a client-focused model and proven capabilities.

Attractive markets	• Nationwide franchise in high growth, resilient geographies (e.g., California, Northeastern U.S.)
Unique capabilities	• Comprehensive suite of banking and investment products tailored to meet the needs of innovation economy clients throughout their life-cycles
Proven expertise	• 40 years of success helping innovation clients achieve their goals
Client-focused model	• Holistic, relationship-based advice and service • Demonstrated partnership with clients to drive better outcomes
Strong credit track record	• Long history of strong underwriting and resilient credit performance • High quality loan portfolio, with ~ 70% of SVB's portfolio in low credit cost loans svb Silicon Valley Bank
A Division of First Citizens Bank

- Deep technology, life sciences/healthcare, fund banking and innovation economy expertise
- Tailored commercial banking solutions for innovation economy companies at every life stage
- Powerful network of relationships and access to entrepreneurs, investors and influencers svb Private
A Division of First Citizens Bank

- Robust suite of integrated wealth advisory and private banking solutions tailored to the needs of innovation clients
- Dedicated advisors supported by teams of specialists
- Next-generation digital platform

PRIVATE EQUITY & VENTURE CAPITAL | CLIMATE TECH | FINTECH | HARDWARE & FRONTIER TECH | LIFE SCIENCE & HEALTHCARE | CONSUMER INTERNET | ENTERPRISE SOFTWARE | PREMIUM WINE

First Citizens BancShares

10

Complementary Business Segments

Together with SVB, First Citizens business segments provide a broad set of products, services and expertise organized around a client-centric model.

Segment	FCB Commercial Bank	FCB General Bank	SVB	Rail
Business Segment Overview	• Focused on the needs of our commercial clients across their life-cycle. • Strong expertise and capabilities to facilitate client growth across industry verticals including Healthcare, TMT, Maritime financing and syndicated ABL. • Focus on financing and leasing options, real estate finance, factoring, ABL, treasury management, commercial digital capabilities and capital markets.	• Expansive regional branch network supported by digital and Contact Center fulfillment. • Robust suite of products and services including lending and deposits, payments, investments, digital banking and more. • Focus on Bankcard, Merchant, SBA, Community Association Banking, Mortgage, Wealth and Private Banking. • Digital-only Direct Bank to provide frictionless, personalized banking experience.	**SVB Commercial** • Supports Technology & Life Science/Healthcare clients from startups, to venture-backed growth companies, to large corporates. • Global Fund Banking offers lending, deposit and treasury management products to private equity and venture capital firms. • Provides options for investing in third-party money market mutual funds and fixed income securities through SVB Asset Management. **SVB Private** • Private banking and wealth management solutions for executives, investors and individuals in the innovation economy. • Provides working capital and vineyard loans to premium wine producers.	• One of the leading rail operating lessors in North America. • Clients include rail carriers, shortline railroads and bulk commodity shippers. • Offers operating leases combined with value-added fleet management services. • Diverse fleet with broad market coverage. • Fleet car types include covered hoppers, tank cars, gondolas, boxcars, etc.
Loans & leases (incl. operating lease assets)	$29 B	$43 B	$66 B	$8 B
Deposits	$3 B	$86 B	$49 B	N/M
Assets under management	N/A	$37 B	$14 B	N/A
Off balance sheet client funds	N/A	N/A	$84 B	N/A

First Citizens BancShares

Note - Balances as of March 31, 2023.

11 Current Integration Initiatives First Citizens has a proven track record of successful integrations while ensuring smooth transitions for clients and associates. We are committed to continue running SVB business lines ensuring clients are supported with the same level of service to which they are accustomed. Completed ▪ Meaningful initial engagement with key SVB leaders and innovation economy clients. ▪ Began cultural integration including firm-wide town halls, training and networking. ▪ Successfully transitioned payroll and benefits for over 6,000 associates. Next Steps ▪ Continued engagement with clients to build confidence. ▪ Maintain and grow market position. ▪ Retain and recruit top innovation economy bankers. ▪ Develop detailed business integration plans. Key Activities 1 2 3Maintain & grow market position as an important partner in the innovation economy Build trust with our client base & defend against competition Retain key talent and optimize the workforce to drive revenue growth

12

Loan portfolios are well-diversified limiting concentration risk

March 31, 2023

First Citizens BancShares


Commercial Services
Other General Bank
Equipment Finance
Real Estate Finance
Mortgage
Commercial Finance
Branch Network & Wealth
4%
5%
7%
8%
14%
20%
42%
$72 B

svb


CRE
Other
Private Bank
Technology & Life Science / Healthcare
Global Fund Banking
4%
3%
14%
24%
55%
$66 B

Total


Commercial Services
CRE
Equipment Finance
Other
Real Estate Finance
Private Bank
Mortgage
Commercial Finance
Technology & Life Science / Healthcare
Branch Network & Wealth
Global Fund Banking
4%
4%
2%
2%
5%
7%
7%
10%
11%
22%
26%
$138 B

Highlights

- SVB's commercially-focused portfolio complements First Citizens' client strategy bringing deep private equity and venture capital relationships.
- Acquired loan portfolio has a low loss history reflecting prudent credit risk management aligning well with First Citizens' credit culture. Significant downside protection through asset discount and credit loss sharing with FDIC.
- Diversifies our loan portfolio and business mix further, particularly across technology, life sciences / healthcare and wealth.

First Citizens BancShares

Note - Rail assets / operating leases are not included in the loan totals.

13 Credit Risk of Acquired SVB Loans is Low Overall (Percentages represent percent of total acquired loan portfolio as of March 31, 2023) Technology & Life Science / Healthcare Global Fund Banking • Primarily PE/VC capital call lines of credit secured by LP capital commitments • Only one net loss prior to acquisition date 55% Expect continued strong credit performance Watching portfolio- specific risks More sensitive to market correction Private Bank • Primarily low LTV mortgages to innovation economy influencers and legacy Boston Private high net worth clients 14% 3% 14% Growth Stage • Loans to mid-stage and later- stage innovation companies with over $5M in revenues 7% Early Stage • Loans to development-stage innovation companies with $0-5M in revenues • Historically SVB’s highest risk portfolio 3% Larger loan sizes may introduce greater volatility in credit metrics Repayment dependent on borrower’s ability to fundraise or exit Low credit loss portfolios 13 CRE • Acquisition financing for CRE properties • Well-margined collateral 4% Low credit loss portfolios Other Premium Wine • Loans to premium wine producers and vineyards • Typically secured by high- quality real estate with low LTVs C&I • Working capital, revolving lines of credit and term loans to non-innovation companies and non-profits Innovation & Cash Flow Dependent Innovation C&I • Cash flow or balance sheet dependent loans to later- and corporate-stage innovation companies Cash Flow Dependent – Sponsor-Led Buyout • Loans to facilitate PE Sponsors’ acquisition of businesses • Reasonable leverage and meaningful financial covenants

14 Expanding First Citizens’ deposit base Total • The acquisition of SVB contributed an additional $49 billion in deposits to our first quarter total. 62% of these are noninterest bearing-demand deposits. • This addition provides the combined bank with access to a more geographically diverse deposit base and increases noninterest-bearing deposits to greater than 39% of total deposits on a combined basis. • Our nationwide, digital Direct Bank acts as a channel to quickly and efficiently add balances through competitive product offerings. Highlights March 31, 2023 42% 27% 17% 14% 21% 62% 16% 1% 35% 39% 17% 9% $91 B Time Deposits Non-interest- bearing demand Money market & savings Checking with interest $49 B Money market & savings Non-interest- bearing demand Checking with interest Time Deposits $140 B Money market & savings Non-interest- bearing demand Checking with interest Time Deposits

SVB Acquisition: Purchase Accounting Section III

16 Purchase Accounting Process Note – The valuation and purchase accounting adjustments are considered preliminary. In accordance with GAAP, purchase accounting adjustments may be refined as we review the associated valuation assumptions and methodologies and obtain further information to finalize the initial accounting. Valuation Focus Areas • Global fund banking • Investor dependent • Innovation and cash flow dependent • Private bank • CRE Loan portfolio • Deposits • Purchase money note • Commitments to lend and associated reserve for unfunded commitments • Low Income Housing Tax Credit investments Other assets & liabilities Valuation Overview Business Partners Valuation led by leading firm with extensive banking valuation experience Valuation Approach • Business leaders and internal specialists engaged throughout the valuation process • Key data being validated • SVB’s existing credit models are being validated • Consideration of multiple valuation methodologies • Assumptions and considerations determined by asset class and market • Alignment of assumptions with market participant expectations • Robust credit review process at a loan level performed • Rigorous challenge process underway which includes multiple rounds of detailed review and documentation

17

Acquired certain assets and assumed certain liabilities of Silicon Valley Bridge Bank, N.A. from the FDIC

($ in millions)

Acquired Balance Sheet at 3/27/23

Acquired Balance Sheet

Assets		
Cash	$	35,279
Loans		71,271
Earning assets	**$**	**106,550**
Other assets		2,860
Total assets	**$**	**109,410**
Liabilities		
Deposits	$	55,959
Borrowings [1]		35,380
Other liabilities		1,621
Total liabilities	**$**	**92,960**
Discount bid on assets	**$**	**16,450**

Purchase Accounting Impacts

Assets		
Cash	$	—
Loans		(2,768)
Earning assets	**$**	**(2,768)**
Other assets		(42)
Total assets	**$**	**(2,810)**
Liabilities		
Deposits	$	—
Borrowings		(220)
Other liabilities [2]		726
Total liabilities	**$**	**506**
Net adjustments	**$**	**(3,316)**

Acquired Balance Sheet After Purchase Accounting

Assets		
Cash	$	35,279
Loans		68,503
Earning assets	**$**	**103,782**
Other assets		2,818
Total assets	**$**	**106,600**
Liabilities		
Deposits	$	55,959
Borrowings		35,160
Other liabilities		2,347
Total liabilities	**$**	**93,466**
Discount bid on assets after purchase accounting	**$**	**13,134**

Acquisition details

- We acquired **total assets of $109.4 billion** with a **$16.5 billion discount bid on assets.**
- Option to purchase all bank branches and corporate locations.
- Retaining employees in the acquired revenue-producing businesses and those necessary to manage operations to support those businesses.
- FDIC received a value appreciation instrument from First Citizens BancShares, Inc. valued at up to $500 million (payable in cash) that was exercisable until April 14, 2023. [2]

Downside protections

- Acquisition structured to **limit liquidity and credit risks** to First Citizens:
  - Asset discount and commercial shared loss agreement with the FDIC provides downside protection against credit risk.
  - Five-year commercial shared loss agreement stipulates that the FDIC will reimburse First Citizens for 50% of losses on commercial loans in excess of $5 billion.
  - Entered into terms for a liquidity facility with the FDIC to provide up to $70 billion in contingent funding if needed.

First Citizens BancShares

(1) In connection with the acquisition, we entered into a five-year, $35.4 billion note with the FDIC, bearing an annual interest rate of 3.50%.
(2) Included in adjustments for other liabilities is $500 million payable related to the value appreciation instrument exercised by the FDIC on March 28, 2023. This was paid in cash to the FDIC in April 2023.

18 $590.03 $660.73 $1,250.76 $(36.94) $1,213.82 $(33.45) $1,180.37 1Q23 TBV before acquisition impacts Impact of bargain purchase gain after-tax, less CDI Pro forma TBV - Day 1 CECL Day 2 impact of reserve on NPCD loans and unfunded commitments, after tax Pro forma TBV - Day 2 Acquisition- related costs, after tax Pro forma TBV Pro Forma Tangible Book Value Per Share (TBV) Walk-Forward Significant TBV Accretion +112% (6%) +106% (6%) +100% Cumulative impact relative to 3/31/23 TBV Individual component impact (1) For purposes of this presentation, acquisition-related costs are subtracted from TBV Day 1. They will actually be recognized in the period incurred. (1)

19 Preliminary Acquisition Consideration and Gain on Acquisition Positive marks (excluding the establishment of intangibles) are accretive to tangible book value (TBV) and negative marks (shown in brackets) are dilutive to TBV. Tangible Common Equity ($ MM) Common share count TBV per common share ($) First Citizens as of March 31, 2023 (before purchase accounting adjustments) $ 8,567 14,519,993 $ 590.03 Acquisition Fair Market Value & Other Adjustments Total net asset discount $ 16,450 Liquidity discount (2,154) Credit discount (614) Fair value of unfunded commitments (253) Core deposit intangible 230 Discount on purchase money note 220 Other assets (272) Other liabilities 27 Net purchase accounting adjustments, before tax (2,816) Asset discount after purchase accounting adjustments 13,634 Cash payment to FDIC for value appreciation instrument (500) Asset discount after purchase accounting adjustments and FDIC payment 13,134 Deferred tax liability (3,310) Gain on acquisition, net of tax $ 9,824 Total Acquisition Impacts Increase in common equity $ 9,824 Less core deposit intangible 230 Increase in tangible common equity (TCE) 9,594 TCE after purchase accounting adjustments & FDIC payment 18,161 TBV per share after purchase accounting adjustments & FDIC payment $ 1,250.76 % increase in TBV per share 112 % Day 2 CECL reserves (462) Day 2 reserve for unfunded commitments (254) Deferred tax asset 180 Day 2 CECL reserves after-tax (536) TCE after Day 2 CECL reserves $ 17,625 TBV per share after Day 2 CECL reserves $ 1,213.82 % increase in TBV per share 106 % Data under development. Numbers may not foot due to rounding Note - Tangible common equity and TBV per share are non-GAAP measures. Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures.

20 Estimated Purchase Accounting Impacts First Citizens estimated impact of fair value marks. ($ in millions, except per share amounts) Estimated Fair Value Adjustment Weighted Average Maturity (years) 2023 estimated impact on: 2024 estimated impact on: EPS NIM Net int. inc. Nonint. exp. EPS NIM Net int. inc. Nonint. exp. Assets: (Cr)/Dr Loans-PCD (1) $ (499) 4 $ 6.03 0.07% $ 120 $ — $ 5.38 0.06% $ 107 $ — Loans-Non-PCD (2,269) 5 24.13 0.29 480 — 15.03 0.16 299 — Core deposit intangible 230 8 (1.91) — — (38) (2.31) — — (46) Other assets (272) 15 0.70 — — 14 0.91 — — 18 Asset FV adjustments / income statement impacts $ (2,810) — $ 28.95 0.36% $ 600 $ (24) $ 19.01 0.22% $ 406 $ (28) Liabilities: Purchase money note $ 220 5 $ (2.97) (0.04) % $ (59) $ — $ (3.27) (0.03) % $ (65) $ — Other liabilities 70 15 (0.20) — — (4) (0.25) — — (5) FV loan commitment (253) 4 3.17 0.04 63 — 4.23 0.04 84 — Liability FV adjustments / income statement impacts $ 37 — $ — — % $ 4 $ (4) $ 0.71 0.01% $ 19 $ (5) Total fair value adjustments / income statement impacts $ (2,773) — $ 28.95 0.36% $ 604 $ (28) $ 19.72 0.23% $ 425 $ (33) CECL-Day 2 ACL for Non-PCD loans and reserve for unfunded commitments-net of tax $ — — $ (26.97) — % $ (536) $ — $ — — % $ — $ — Note – Totals may not foot due to rounding.(1) Includes $200 million in fair value marks on PCD loans (PCD gross up) that does not accrete.

21

Estimated Purchase Accounting Impacts - Loans

($ in millions)

Estimated Purchase Accounting Impacts - Legacy SVB Loans

March 27, 2023

($ in millions)	Beginning Balance	% of Total	Fair Value Adjustments	PCD Gross-Up	Ending Balance
Non-PCD loans	$ 68,733	96.4 %	$ (2,269)	—	$ 66,464
PCD loans	2,538	3.6 %	(499)	200	2,239
Total	**$ 71,271**	**100.0 %**	**$ (2,768)**	**$ 200**	**$ 68,703**

Estimated Allowance for Credit Losses Summary (ACL)

March 31, 2023

	ACL	Loans	ACL Ratio
Legacy SVB:			
Non-PCD loans	$ 462	$ 63,627	0.73 %
PCD loans	200	2,544	7.86
Total	**$ 662**	**$ 66,171**	**1.00 %**
Legacy FCB:			
Total	**$ 943**	**$ 72,117**	**1.31 %**
Combined - total loans	**$ 1,605**	**$ 138,288**	**1.16 %**

Highlights

- **$2.6 billion accretion of interest income** estimated over remaining life of the loans:
  - Non-PCD: $2.3 billion
  - PCD: $299 million
- **$662 million estimated allowance for credit losses** which represents **1.00%** of total acquired loans.
- **$462 million in estimated Day 2 non-PCD provision for credit losses** and **$253 million in reserve for unfunded commitments** recorded in 1Q23.

First Citizens BancShares

22

Maintaining a Fortress Balance Sheet

Strong Capital Position

Ratio	Target Range	1Q23
CET1 RBC	9% - 10%	12.53%
Tier 1 RBC	10.5% - 11.5%	13.13%
Total RBC	12.5% - 13.5%	14.86%
Tier 1 Leverage (3)	8% - 10%	16.72%
TCE / TA (1)	NA	8.24%

Strong Liquidity Position

Liquid assets		1Q23
Available cash	$	37,670
High quality liquid securities (HQLS)		13,745
Total on-balance sheet liquidity	**$**	**51,415**
Contingent liquidity sources		
FDIC LOC (maximum)	$	70,000
FHLB		4,712
FRB		4,676
Other		100
Total off-balance sheet liquidity	**$**	**79,488**

$131 B
Total liquidity

Covers:

Uninsured deposits (4): 198%

Total deposits: 93%

Conservative Investment Portfolio Management

- Focus on **short-term HQLS**.
- As of March 31, 2023, **portfolio totaled $19.5 billion, 10% of earning assets**.
- At March 31, 2023 **AFS securities (47% of portfolio)** had a **duration of 3.4 years** and **HTM securities (53% of portfolio)** had a **duration of 4.9 years**.
- **CET 1 RBC ratio:**
  - **Including AOCI:** 12.1%
  - **Including AOCI and HTM unrealized losses:** 11.4%

Strong Credit Quality Performance & Well-reserved (2)

	1Q22	2Q22	3Q22	4Q22	1Q23
Nonaccrual / total loans	0.82%	0.76%	0.65%	0.89%	0.60%
Delinquencies / total loans	0.81%	0.77%	0.72%	1.22%	0.88%
NCO ratio	0.09%	0.13%	0.10%	0.14%	0.27%
ACL ratio	1.29%	1.26%	1.26%	1.30%	1.16%
ACL / Nonaccruals	1.6x	1.7x	1.9x	1.5x	1.9x

First Citizens BancShares

(1) Denotes a Non-GAAP metric. Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures.
(2) 1Q22 through 4Q22 are legacy FCB ratios / multiples.
(3) The Tier 1 Leverage ratio only includes the impact of SVB for five days and when normalized would be approximately 9%.
(4) The calculation of uninsured deposits excludes ~$4.5 billion of collateralized public funds.

First Quarter 2023 Financial Results Section IV

24 1Q23 Financial Results - Takeaways Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Strong reported and adjusted earnings.1 Reported results boosted by bargain purchase gain, partially offset by Day 2 CECL. 2 Year over year efficiency ratio improved.6 Strong loan growth (legacy FCB).7 Adjusted noninterest income held up well. 5 Adjusted PPNR growth strong year over year; generated positive operating leverage.3 Net interest income grew and NIM expanded.4 Strong deposit growth (legacy FCB). Added to liquidity position during the quarter. 8 Net charge-off ratio increased; nonaccrual ratio declined.9 Overall credit quality remained resilient.10 Remained well-capitalized; all capital ratios improved.11 AOCI improved.12

25 Quarter-to-date Mar 23 Dec 22 Mar 22 EPS $ 653.64 $ 20.09 $ 16.67 $ 20.94 $ 16.70 $ 18.95 ROE 367.47% 11.30% 11.05% 13.89% 11.18% 12.67 % ROTCE 386.69% 11.89% 11.70% 14.71% 11.83% 13.41 % ROA 33.23% 1.07% 0.93% 1.15% 1.00% 1.12 % PPNR ROA 35.80% 1.69% 1.70% 1.81% 2.54% 1.31 % NIM 3.41% 3.41% 3.36% 3.36% 2.73% 2.73 % Net charge-off ratio 0.27% 0.27% 0.14% 0.14% 0.09% 0.09 % Efficiency ratio 7.70% 58.39% 61.74% 54.08% 53.95% 61.57 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) 1Q23 Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted ratios exclude notable items outlined on page 28. Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures.

26

Quarter-to-Date Earnings Highlights

($ in millions)

Reported	QTD 1Q23	QTD 4Q22	QTD 1Q22	Increase (decrease) 4Q22 $	Increase (decrease) 4Q22 %	Increase (decrease) 1Q22 $	Increase (decrease) 1Q22 %
Net interest income	$ 850	$ 802	$ 649	$ 48	6.0 %	$ 201	31.1 %
Noninterest income	10,259	429	850	9,830	2294.4	9,409	1106.1
Net revenue	**11,109**	**1,231**	**1,499**	9,878	802.4	9,610	641.1
Noninterest expense	855	760	810	95	12.5	45	5.7
Pre-provision net revenue	**10,254**	**471**	**689**	9,783	2077.1	9,565	1388.2
Provision (benefit) for credit losses	783	79	464	704	900.7	319	68.3
Income before income taxes	**9,471**	**392**	**225**	9,079	2313.3	9,246	4109.4
Income taxes	(47)	135	(46)	(182)	(134.4)	(1)	1.4
Net income	**9,518**	**257**	**271**	**9,261**	**3606.6**	**9,247**	**3412.7**
Preferred stock dividends	14	14	7	0	9.0	7	95.3
Net income available to common stockholders	**$ 9,504**	**$ 243**	**$ 264**	**$ 9,261**	**3803.9 %**	**$ 9,240**	**3506.5 %**

Highlights

Note: The commentary below relates to "Reported (GAAP)" income statements.

1Q23 vs. 4Q22

- Net interest income increased by $48 million. The acquisition of SVB added $65 million. The remaining decline was primarily attributable to the impact of higher deposits and higher rates paid on deposits more than offsetting the impact of loan and investment portfolio growth and a higher yield on earnings assets.
- Noninterest income increased by $9.8 billion. The change was primarily due to the impacts of the SVB acquisition.
- Noninterest expense increased by $95 million. The acquisition of SVB added $33 million during the quarter. The remaining increase was primarily due to personnel costs (comprised of seasonal adjustments associated with the employee savings plan, higher payroll taxes and annual merit adjustments) and higher FDIC insurance expense.
- Provision for credit losses increased by $704 million primarily due to the impact of the SVB acquisition.

1Q23 vs. 1Q22

- Net interest income increased by $201 million ($133 million without SVB) primarily due to a higher yield on earning assets and loan growth, partially offset by higher funding costs.
- Noninterest income increased by $9.4 billion. The change was primarily due to the impacts of the SVB acquisition.
- Noninterest expense increased $45 million ($12 million without SVB) primarily due to higher personnel costs driven by higher employee benefits and net staff additions, higher maintenance fees and expenses spread among various line items, partially offset by a decline in acquisition-related expenses.
- Provision for credit losses increased by $319 million due to the impact of the SVB acquisition.

First Citizens BancShares

27

Quarter-to-Date Earnings Highlights

($ in millions)

Reported

	QTD			Increase (decrease)			
				4Q22		1Q22	
	1Q23	4Q22	1Q22	$	%	$	%
Net interest income	$ 850	$ 802	$ 649	$ 48	6.0 %	$ 201	31.1 %
Noninterest income	10,259	429	850	9,830	2294.4	9,409	1106.1
Net revenue	**11,109**	**1,231**	**1,499**	9,878	802.4	9,610	641.1
Noninterest expense	855	760	810	95	12.5	45	5.7
Pre-provision net revenue	**10,254**	**471**	**689**	9,783	2077.1	9,565	1388.2
Provision (benefit) for credit losses	783	79	464	704	900.7	319	68.3
Income before income taxes	**9,471**	**392**	**225**	9,079	2313.3	9,246	4109.4
Income taxes	(47)	135	(46)	(182)	(134.4)	(1)	1.4
Net income	**9,518**	**257**	**271**	**9,261**	**3606.6**	**9,247**	**3412.7**
Preferred stock dividends	14	14	7	0	9.0	7	95.3
Net income available to common stockholders	**$ 9,504**	**$ 243**	**$ 264**	**$ 9,261**	**3803.9 %**	**$ 9,240**	**3506.5 %**

Adjustment for notable items	1Q23	4Q22	1Q22
Noninterest income	$ (9,950)	$ (139)	$ (570)
Noninterest expense	(178)	(170)	(238)
Provision for credit losses	(720)	—	(513)
Income taxes	160	(32)	146

Adjusted (Non-GAAP)

	QTD			Increase (decrease)			
				4Q22		1Q22	
	1Q23	4Q22	1Q22	$	%	$	%
Net interest income	$ 850	$ 802	$ 649	$ 48	6.0 %	$ 201	31.1 %
Noninterest income	309	290	280	19	7.1	29	12.6
Net revenue	**1,159**	**1,092**	**929**	67	6.1	230	24.8
Noninterest expense	677	590	572	87	13.3	105	18.4
Pre-provision net revenue	**482**	**502**	**357**	(20)	(4.0)	125	35.0
Provision (benefit) for credit losses	63	79	(49)	(16)	(19.1)	112	(233.4)
Income before income taxes	**419**	**423**	**406**	(4)	(0.8)	13	3.5
Income taxes	113	103	100	10	8.9	13	13.2
Net income	**306**	**320**	**306**	**(14)**	**(3.9)**	**—**	**0.3**
Preferred stock dividends	14	14	7	0	9.0	7	95.3
Net income available to common stockholders	**$ 292**	**$ 306**	**$ 299**	**$ (14)**	**(4.5)%**	**$ (7)**	**(2.0)%**

Highlights

Note: The commentary below relates to "Adjusted (Non-GAAP)" income statements.

1Q23 vs. 4Q22

- Net interest income increased by $48 million due to the same reasons outlined on the reported slide.
- Noninterest income increased by $19 million. $14 million of the increase was attributable to the acquisition of SVB. The remainder was primarily due to an increase in other noninterest income (spread among various accounts), higher fee income, higher rental income on operating leases, higher wealth management income and commissions, partially offset by lower factoring commissions and cardholder services fees.
- Noninterest expense increased by $87 million primarily due to the same reasons outlined on the reported slide.
- Provision for credit losses decreased by $16 million. The decrease was due to a $22 million decrease in the reserve for unfunded commitments and a $19 million decrease in reserve build, partially offset by a $26 million increase in net charge-offs.

1Q23 vs. 1Q22

- Net interest income increased by $201 million due to the same reasons outlined on the reported slide.
- Noninterest income increased by $29 million. $14 million of the increase was attributable to the acquisition of SVB. The remainder was primarily due to an increase in other noninterest income (spread among various accounts), fee income and higher rental income on operating leases, partially offset by lower factoring commissions, service charges on deposits and cardholder services fees.
- Noninterest expense increased by $105 million. $33 million of the increase was attributable to the acquisition of SVB. The remainder was primarily due to higher personnel costs, an increase in other noninterest expense (spread among various accounts) and marketing expenses.
- Provision for credit losses increased by $112 million primarily due to deterioration in the CECL macroeconomic forecasts and loan growth.

First Citizens BancShares

Note – Adjusted amounts exclude notable items detailed on page 28. Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures.

28

Notable Items [1]

($ in millions, except per share data)

	1Q23	4Q22	1Q22
Rental income on operating lease equipment [2]	$ (145)	$ (135)	$ (124)
Realized gain on sale of investment securities available for sale, net	14	—	—
Fair value adjustment on marketable equity securities, net	9	(2)	(3)
Gain on sale of leasing equipment, net	(4)	(2)	(6)
Gain on acquisition, net of tax	(9,824)	—	(431)
Gain on extinguishment of debt	—	—	(6)
Impact on adjusted noninterest income	**$ (9,950)**	**$ (139)**	**$ (570)**
Depreciation on operating lease equipment [2]	$ (89)	$ (88)	$ (81)
Maintenance and other operating lease expenses [2]	(56)	(47)	(43)
Acquisition-related expenses	(28)	(29)	(135)
Intangible asset amortization	(5)	(6)	(6)
Other noninterest expense [3]	—	—	27
Impact on adjusted noninterest expense	**$ (178)**	**$ (170)**	**$ (238)**
CECL Day 2 provision and reserve for unfunded commitments	(716)	—	(513)
Provision for credit losses- investment securities available for sale	(4)	—	—
Provision for credit losses - total adjustments	**$ (720)**	**$ —**	**$ (513)**
Impact on adjusted pre-tax income	**$ (9,052)**	**$ 31**	**$ (332)**
Income tax impact [4] [5]	160	(32)	146
Impact on adjusted net income	**$ (9,212)**	**$ 63**	**$ 35**
Impact on adjusted diluted EPS	**$ (633.55)**	**$ 4.27**	**$ 2.25**

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (Non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (Non-GAAP) to analyze the Company's performance. Refer to Section VIII of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures.
(2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to Section VIII of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.
(3) Includes the termination of two post retirement benefit plans.
(4) 4Q22 includes $55 million of tax expense related to the early surrender of BOLI policies. During 4Q22, management decided to early surrender $1.2 billion of BOLI policies. This triggered a taxable gain of $160 million and resulted in tax expense of $55 million.
(5) For the periods presented the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

First Citizens BancShares

Note – Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures.

29 $649 $700 $795 $802 $850 $785 $65 2.73% 3.04% 3.40% 3.36% 3.41% NII SVB contribution NIM 1Q22 2Q22 3Q22 4Q22 1Q23 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 1Q23 vs 4Q22 Net interest income increased by $48 million due to a $171 million increase in interest income, partially offset by a $123 million increase in interest expense. The change in net interest income was primarily due to the following: ◦ $125 million increase in interest income on loans due to growth and a higher yield, ◦ $31 million increase in interest on overnight investments due to a higher yield and a higher average balance, and a ◦ $15 million increase in interest income on investment securities due to a higher yield; partially offset by a ◦ $112 million increase in interest expense on deposits due to a higher rate paid and a higher average balance, and a ◦ $11 million increase in borrowing costs due to a higher rate paid. NIM expanded 5 basis points to 3.41% consisting of the following significant components: ◦ 39 basis points due to a higher yield on earnings assets ◦ 10 basis points due to the impact of the SVB acquisition, partially offset by a ◦ 45 basis points decline due to higher deposit rates and balances. YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $48 million & +5 bps 1Q23 vs 1Q22 Net interest income increased by $201 million due to a $501 million increase in interest income, partially offset by a $300 million increase in interest expense. The change in net interest income was primarily due to the following: ◦ $396 million increase in interest income on loans due to an increase in loan yield, loan growth, and higher loan accretion, ◦ $81 million increase in interest on overnight investments due to a higher yield, ◦ $24 million increase in interest income on investment securities due to a higher yield; partially offset by a ◦ $249 million increase in interest expense on deposits due to a higher rate paid, and a ◦ $51 million increase in interest expense on borrowings due to a higher rate paid and a higher average balance. NIM expanded from 2.73% to 3.41%. See the following page for a rollforward of NIM between 1Q22 and 1Q23. Net interest income and margin (NIM) ($ in millions) Note – The SVB contribution to NII includes a $17 million impact from the purchase money note.

30 2.73% 1.14% 0.37% 0.25% 0.10% (1.02)% (0.14)% (0.02)% 3.41% 1Q22 Loan yield Yield on investments & FFS Loan growth SVB impact Deposit rate Debt rate Purchase accounting 1Q23 1Q22 to 1Q23 (+68 bps) NIM Rollforward 3.36% 0.29% 0.10% 0.10% 0.05% 0.03% (0.41)% (0.04)% (0.04)% (0.03)% 3.41% 4Q22 Loan yield Yield on investments & FFS SVB impact Debt volume Loan growth Deposit rate Deposit growth Debt rate Purchase accounting 1Q23 4Q22 to 1Q23 (+5 bps) (1) (1) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023.

31 $424 $433 $429 $850 $280 $283 $288 $290 $139 $141 $145 $139 $431 1Q22 2Q22 3Q22 4Q22 $295 $126 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 1Q23 vs 4Q22 Noninterest income increased $9.83 billion. Significant components of the $19 million increase in adjusted noninterest income: ◦ $19 million increase in other noninterest income spread among various accounts, including a $14 million gain on client derivative positions, ◦ $7 million increase in wealth management services due to increased brokerage transactions and higher assets under management; partially offset by a ◦ $7 million decrease in factoring commissions driven by lower volume. Significant components of the $9.8 billion increase in notable items: ◦ $9.8 billion preliminary gain on acquisition net of tax related to SVB, ◦ $14 million increase in realized losses on the sale of investment securities, and a ◦ $11 million increase in unfavorable fair value adjustments on marketable equity securities; partially offset by a ◦ $10 million increase in depreciation and maintenance expense on operating lease equipment, and a ◦ $2 million increase in gains on sale of leasing equipment. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Core: ### increase 1Q23 vs 1Q22 Noninterest income increased $9.41 billion. Significant components of the $29 million increase in adjusted noninterest income: ◦ $21 million increase in other noninterest income spread among various accounts, ◦ $14 million increase in income from fees and other service charges driven by increased capital market and portfolio fees, ◦ $7 million increase in wealth management services due to increased brokerage transactions and higher assets under management, and a ◦ $4 million increase in gross rental income on operating lease equipment due to increased utilization and a higher lease rate; partially offset by a ◦ $8 million decrease in factoring commissions driven by lower volume. Significant components of the $9.4 billion million increase in notable items: ◦ $9.8 billion preliminary gain on acquisition net of tax in 1Q23 related to SVB compared to a $431 million gain on acquisition in 1Q22 related to CIT, ◦ $14 million increase in realized losses on the sale of investment securities, ◦ $12 million increase in unfavorable fair value adjustments on marketable equity securities, ◦ $6 million gain on debt extinguishment in 2022 due to the early redemption of debt, and a ◦ $2 million decrease in gains on sale of leasing equipment; partially offset by a ◦ $21 million increase in depreciation and maintenance expense on operating lease equipment. (1) Adjusted noninterest income is Non-GAAP and excludes notable items as detailed on page 28. Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures. Noninterest income ($ in millions) $10,259 $14 Adjusted (Non-GAAP) (1) Notable items Gain on acquisition $9,824 $570 - total notable items $9,950 - total notable items $309 - total adjusted (Non-GAAP) (1)

32 Notable items $810 $745 $760 $760 $855 $572 $566 $577 $590 $644 $33$238 $179 $183 $170 $178 1Q22 2Q22 3Q22 4Q22 1Q23 SVB contribution Highlights 1Q23 vs 1Q22 Noninterest expense increased $45 million. Significant components of the $105 million increase in adjusted noninterest expense: ◦ $64 million increase in salaries and benefits driven by higher employee benefits related to the employee savings plan, net staff additions, and higher salary costs driven by promotions and annual merit adjustments, ◦ $15 million increase in other noninterest expense spread among various accounts, ◦ $7 million increase in marketing costs, ◦ $6 million increase in FDIC insurance expense due to a higher assessment rate, and a ◦ $6 million increase in equipment expense driven by higher software costs. Significant components of the $60 million decline in notable items: ◦ $107 million decrease in acquisition-related expenses; partially offset by a ◦ $27 million increase in miscellaneous expenses driven by the termination of CIT post- retirement plans in 2022, and a ◦ $21 million increase in depreciation and maintenance on operating lease equipment. Adjusted efficiency ratio improved from 61.57% to 58.39%. 1Q23 vs 4Q22 Noninterest expense increased $95 million. Significant components of the $87 million increase in adjusted noninterest expense: ◦ $66 million increase in salaries and benefits resulting from seasonal adjustments associated with the employee savings plan, higher payroll taxes and annual merit adjustments, ◦ $13 million increase in FDIC insurance expense due to a higher assessment rate, and a ◦ $5 million increase in other noninterest expense spread among various accounts; partially offset by a ◦ $6 million decrease in marketing costs. Significant components of the $8 million increase in notable items: ◦ $10 million increase in depreciation and maintenance on operating lease equipment; partially offset by a ◦ $1 million decrease in acquisition-related expenses ◦ $1 million decrease in intangible asset amortization. Adjusted efficiency ratio increased from 54.08% to 58.39%. YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 Adjusted (Non-GAAP) (1) (1) Adjusted noninterest expense is Non-GAAP and excludes notable items as detailed on page 28. Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures. $677 - total adjusted (Non-GAAP) (1)

33 62% 18% 16% 4% Personnel ($420) Other expense ($120) Occupancy & equipment ($108) Third-party processing fees ($29) 28% 16% 14% 14% 10% 8% 6% 4% Adjusted rental income on operating lease equipment ($88) Fee income and other service charges ($50) Wealth management services ($42) Other income ($42) Cardholder and merchant services, net ($31) Service charges on deposit accounts ($24) Factoring commissions ($19) Insurance commissions ($13) Adjusted noninterest income (Non-GAAP) Adjusted noninterest expense (Non-GAAP) 1Q23 Noninterest income and expense composition ($ in millions) Note - Adjusted noninterest income and adjusted noninterest expense are Non-GAAP and exclude notable items as detailed on page 28. Refer to Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures.

34

Balance Sheet Highlights

($ in millions, except per share data)

SELECT BALANCES	1Q23	4Q22	1Q22	Increase (decrease) 1Q23 vs 4Q22 (1) $	1Q23 vs 4Q22 (1) %	1Q23 vs 1Q22 (1) $	1Q23 vs 1Q22 (1) %
Interest-earning deposits at banks	$ 38,522	$ 5,025	$ 9,285	$ 33,497	2666.7 %	$ 29,237	314.9 %
Investment securities	19,527	19,369	19,469	158	3.3	58	0.3
Loans and leases	138,288	70,781	65,524	67,507	381.5	72,764	111.1
Operating lease equipment, net (2)	8,331	8,156	7,972	175	8.6	359	4.5
Deposits	140,050	89,408	91,597	50,642	144.6	48,453	34.6
Borrowings	46,094	6,645	3,292	39,449	342.3	42,802	92.9
Tangible common stockholders' equity (non-GAAP) (4)	17,625	8,295	9,187	9,330	112.5	8,438	91.8
Common stockholders' equity	18,335	8,781	9,689	9,554	108.8	8,646	89.2
Total stockholders' equity	19,216	9,662	10,570	9,554	198.9	8,646	45.0

KEY METRICS	1Q23	4Q22	1Q22	Increase (decrease) 1Q23 vs 4Q22	1Q23 vs 1Q22
Common equity Tier 1 (CET1) capital ratio	12.53 %	10.08 %	11.34 %	2.45 %	1.19 %
Book value per common share	$ 1,262.76	$ 605.36	$ 605.48	$ 657.40	$ 657.28
Tangible book value per common share (non-GAAP) (4)	1,213.82	571.89	574.09	641.93	639.73
Tangible capital to tangible assets	8.24 %	7.62 %	8.50 %	0.62 %	(0.26)%
Loan to deposit ratio	99 %	79 %	72 %	20 %	27 %
ACL to total loans and leases	1.16 %	1.30 %	1.29 %	(0.14)%	(0.13)%
Noninterest bearing deposits to total deposits	39 %	28 %	28 %	11 %	11 %
Total liquid assets (available cash + HQLS)	$ 51,415	$ 18,884	$ 21,532	$ 32,531	$ 29,883
Total liquidity (liquid assets & contingent sources)	130,903	34,711	38,992	96,192	91,911
Total liquidity / uninsured deposits (3)	198 %	149 %	164 %	49 %	34 %

First Citizens BancShares

(1) Percent change is annualized and is calculated using unrounded numbers.
(2) Operating lease equipment, net includes $7.4 billion of rail assets.
(3) The calculation of uninsured deposits excludes ~$4.5 billion of collateralized public funds.
(4) Refer to the Non-GAAP Section VIII of this presentation for a reconciliation of the Non-GAAP to GAAP measures.

35 Commercial $65,524 $67,735 $69,790 $70,781 $138,288 $50,101 $51,477 $52,960 $53,455 $54,390 $15,423 $16,258 $16,830 $17,326 $17,727 $51,702 $14,469 1Q22 2Q22 3Q22 4Q22 1Q23 Highlights 1Q23 vs 4Q22 • Loans totaled $138.3 billion at March 31, 2023. • $66.2 billion of loans were acquired in the SVB acquisition. • The remaining $1.3 billion in growth (7.7% annualized) was broad-based from various business lines including Mortgage, Industry Verticals such as healthcare and maritime, Real Estate Finance and Commercial Services. 1Q23 vs 1Q22 • Loans totaled $138.3 billion at March 31, 2023. • $66.2 billion of loans were acquired in the SVB acquisition. • The $6.6 billion of growth in Commercial and Consumer loans (10.1%) was broad-based driven by our Branch Network, Industry Verticals such as healthcare and technology, and Equipment Finance, partially offset by declines in Real Estate Finance. Loans and Leases HFI ($ in millions) Note – Rail assets / operating leases are not included in the loan totals. (1) Annualized growth between 4Q22 and 1Q23. SVB Commercial SVB Private 5.10% 4.60% 4.03% 3.92% 5.57% Consumer Yield on loans 10.1% 7.7%(1) $72,117 $66,171

36 $91,597 $89,329 $87,553 $89,408 $140,050 $65,730 $62,753 $60,966 $64,486 $66,686 $25,867 $26,576 $26,587 $24,922 $24,105 $18,715 $30,544 1Q22 2Q22 3Q22 4Q22 1Q23 Highlights Deposits ($ in millions) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23SVB Interest-bearing SVB Noninterest-bearing 78 bps 35 bps 19 bps 17 bps 124 bps Interest-bearing Noninterest-bearing Cost of deposits 1Q23 vs. 4Q22 • Deposits totaled $140.1 billion at March 31, 2023. • $49.3 billion of deposits were acquired in the SVB acquisition. • The remaining $1.4 billion in growth (6.3% annualized) was driven primarily by growth in interest-bearing accounts in both our Branch Network and Direct Bank, partially offset by declines in noninterest-bearing accounts in our Branch Network. 1Q23 vs. 1Q22 • Deposits totaled $140.1 billion at March 31, 2023. • $49.3 billion of deposits were acquired in the SVB acquisition. • The remaining $0.8 billion decline (-0.9%) was driven primarily by a decrease in noninterest- bearing accounts in our Branch Network, partially offset by growth in interest-bearing accounts in both our Branch Network and Direct Bank. 6.3%(1) $90,791 (1) Annualized growth between 4Q22 and 1Q23. $49,259

37

1Q23 Deposit Composition

($ in billions, except average account size)

Type


39%
35%
17%
9%
Noninterest-bearing demand ($54.7)
Money market & savings ($48.5)
Checking with interest ($23.7)
Time deposits ($13.1)

Segment


43%
35%
14%
5%
2%
1%
General Banking:
Branch Network, Wealth & Other ($59.6)
Direct Bank ($18.8)
Community Association Banking ($7.6)
Commercial Banking and Corporate:
Commercial Bank ($3.0)
Corporate ($1.8)
SVB:
SVB ($49.3)

Uninsured vs Insured [1]


47%
53%
Uninsured
Insured (1)

Average Account Size by Segment

Average Account Size and Insured [1] vs. Uninsured by Segment

	Total deposits	Average size	Insured % [1]
General Bank	$ 86.0 B	$ 36,124	76%
Commercial Bank	3.0 B	211,870	14%
Corporate & Other [2]	1.8 B	5,582,278	93%
Sub-total	**$ 90.8 B**	**$ 37,911**	**74%**
SVB [3]	49.3 B	360,407	14%
Sub-total	**$ 49.3 B**	**$ 360,407**	**14%**
Total	**$ 140.1 B**	**$ 55,322**	**53%**

First Citizens BancShares

(1) Public funds total $4.5 billion, of which $4.2 billion are considered uninsured for regulatory reporting purposes. However, these deposits are collateralized and included as part of the total insured and collateralized calculation above.

(2) Corporate consists primarily of brokered deposits which are pooled into one account then associated with multiple customers who have balances under FDIC insurance limits.

38 0.35% 0.34% 0.66% 1.35% 1.94% 0.24% 0.26% 0.50% 1.12% 1.73% 0.17% 0.19% 0.35% 0.78% 1.24% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 1Q22 2Q22 3Q22 4Q22 1Q23 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 QTD Change 1Q23 4Q22 3Q22 2Q22 1Q22 Linked Quarter Prior Year Quarter Total deposits $ 140,050 75.2% $ 89,408 93.1% $ 87,553 91.3% $ 89,329 95.2% $ 91,597 96.5% $ 50,642 $ 48,453 Securities sold under customer repurchase agreements 509 0.3 436 0.5 578 0.6 646 0.7 616 0.6 73 (107) Purchase money note 35,151 18.9 — — — — — — — — 35,151 35,151 Federal Home Loan Bank borrowings 8,500 4.6 4,250 4.4 5,800 6.0 1,785 1.9 639 0.7 4,250 7,861 Subordinated debt 1,046 0.6 1,049 1.1 1,052 1.1 1,055 1.1 1,058 1.1 (3) (12) Senior unsecured borrowings 881 0.5 885 0.9 888 0.9 892 1.0 895 0.9 (4) (14) Other borrowings 7 — 25 — 25 — 81 0.1 84 0.1 (18) (77) Total deposits and borrowed funds $ 186,144 100% $ 96,053 100% $ 95,896 100% $ 93,788 100% $ 94,889 100% $ 90,091 $ 91,255 Funding Mix ($ in millions) Highlights 1Q23 vs 4Q22 • The $4.3 billion increase in FHLB borrowings was driven by our decision in March to increase borrowings in an abundance of caution. • In addition, we moved $4.4 billion of unencumbered HTM securities to the FHLB to provide an opportunity for future increased borrowing capacity. Note – Funding mix percentages may not foot due to rounding.

39 $(49) $42 $60 $79 $63 Provision (benefit) for credit losses 1Q22 2Q22 3Q22 4Q22 1Q23 $(100) $(50) $0 $50 $100 ACL and Credit Quality Trends ($ in millions) Net charge-offs (NCO) & NCO ratio Provision (benefit) for credit losses $15 $22 $18 $24 $50 0.09% 0.13% 0.10% 0.14% 0.27% NCO $ NCO ratio 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $10 $20 $30 $40 $50 $60 $538 $513 $454 $627 $828 0.82% 0.76% 0.65% 0.89% 0.60% Nonaccrual loans Nonaccrual loans to total loans 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 Nonaccrual loans / total loans & leases HFI ACL & ACL ratio $848 $850 $882 $922 $1,605 1.29% 1.26% 1.26% 1.30% 1.16% ACL ACL ratio 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 (1) (1) Excludes $513 million of CECL Day 2 provision expense. (2) Provision for credit losses excludes $716 million of CECL Day 2 provision expense and a $4 million provision expense for credit losses on available for sale securities. (2)

40 Highlights 1Q23 vs 4Q22 • Total ACL increased $683 million compared to the linked quarter. • $662 million estimated allowance for credit losses on SVB acquisition representing 1.00% of total acquired loans. • $462 million in estimated Day 2 non-PCD provision for credit losses. • The remaining $21 million is driven by portfolio growth, mild credit quality deterioration, and higher specific reserves partially offset by improvement in the macroeconomic forecasts. • These were partially offset by a marginal improvement in the economic outlook. • The ACL provided 4.3 times coverage of annualized quarterly net charge- offs and covered nonaccrual loans 1.9 times. $922 $200 $462 $1,605 4Q22 Day 1 PCD gross up - SVB acq. Day 2 non PCD provision - SVB acq. Loan growth and portfolio mix Credit quality Change in specific reserves Economic outlook 1Q23 ACL Coverage 14.3x 9.7x 12.6x 9.3x 4.3x 1.6x 1.7x 1.9x 1.5x 1.9x ACL / NCO ratio ACL / Nonaccrual loans 1Q22 2Q22 3Q22 4Q22 1Q23 4Q22 to 1Q23 Allowance for credit losses (ACL) ($ in millions) $12 $8 $6 $(5)

41

Capital

Risk-based capital ratios



14.47%
12.39%
11.34%
14.46%
12.37%
11.35%
13.46%
11.36%
10.37%
13.18%
11.06%
10.08%
14.86%
13.13%
12.53%
1Q22
2Q22
3Q22
4Q22
1Q23
CET1
Tier 1
Total

Capital ratio rollforward

	Risk-Based Capital Total	Risk-Based Capital Tier 1	Risk-Based Capital CET1	Tier 1 Leverage (1)
December 31, 2022	**13.18%**	**11.06%**	**10.08%**	**8.99%**
Net income	0.31%	0.32%	0.32%	0.25%
Change in risk-weighted/average assets	-0.13%	-0.11%	-0.10%	-0.11%
Sub debt phase-out	-0.10%	0.00%	0.00%	0.00%
Common dividends	-0.01%	-0.01%	-0.01%	-0.01%
Preferred dividends	-0.02%	-0.02%	-0.02%	-0.01%
Other	0.03%	0.01%	0.01%	0.00%
Capital prior to acquisition accounting	**13.26%**	**11.25%**	**10.28%**	**9.11%**
SVB acquisition - net	1.60%	1.88%	2.25%	0.02%
SVB acquisition - average asset day count	0.00%	0.00%	0.00%	7.59%
March 31, 2023	**14.86%**	**13.13%**	**12.53%**	**16.72%**
Change since December 31, 2022	**1.68%**	**2.07%**	**2.45%**	**7.73%**

Tier 1 Leverage ratio (1)



9.55%
9.85%
9.31%
8.99%
16.72%
1Q22
2Q22
3Q22
4Q22
1Q23
Tier 1 Leverage ratio

Tangible book value per share (Non-GAAP)



$571.89
$623.79
$14.19
$4.70
($0.75)
$1,213.82
4Q22
SVB acquisition
Retained earnings
AOCI
Common dividends
1Q23

First Citizens BancShares

Note – Capital ratios are preliminary pending completion of quarterly regulatory filings. Refer to Section VIII of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

(1) The Tier 1 Leverage ratio only includes the impact of SVB for five days and when normalized would be approximately 9%.

Financial Areas of Focus Section V

43 Balanced Deposit Portfolio Total deposits as of March 31, 2023 Total Deposits $140.1 B Legacy FCB Legacy SVB % Insured % Uninsured Legacy FCB Legacy SVB General Bank Branch Network & Wealth, CAB and Other Total deposits $ 67.2 B NIB % 33% # of accounts 1,977,952 Average balance $ 33,965 % insured 72 % Direct Bank Total deposits $ 18.8 B NIB % — % # of accounts 402,233 Average balance $ 46,740 % insured 90 % Commercial Bank Total deposits $ 3.0 B NIB % 53% # of accounts 14,373 Average balance $ 211,870 % insured 14 % Corporate & Other Total deposits $ 1.8 B NIB % 4% # of accounts 316 Average balance $ 5,582,278 % insured 93 % SVB Total deposits $ 49.3 B NIB % 62% # of accounts 136,675 Average balance $ 360,407 % insured 14% 5% 48% 30% 17%$90.8 B $49.3 B Note - Public funds total $4.5 billion, of which $4.2 billion are considered uninsured for regulatory reporting purposes. However, these deposits are collateralized and included as part of the total insured and collateralized calculation above.

44 Legacy FCB • Deposit trends are strong. • Deposits increased ~ $2.6 B since quarter end as we are using our Direct Bank channel to offset deposit outflows at SVB. Legacy SVB • 3/27 to 3/31 deposits decreased ~$7 B Clients repositioned deposits to other financial institutions, driven by outflows from Technology and Life Science/Healthcare clients. • 4/7 to 4/14 deposits decreased ~$5 B Deposits moved to off balance sheet repurchase agreements. • Deposits have normalized near $41 B Most recent 4 week trend reflects less deposit outflows. Deposit Trends Since SVB Acquisition Date ($ in billions) $56.0 $49.3 $47.2 $41.3 $41.9 $41.4 $41.4 $90.7 $90.8 $91.3 $92.1 $92.1 $92.4 $93.4 Legacy SVB Legacy FCB 3/27 3/31 4/7 4/14 4/21 4/28 5/5 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 Highlights ~ $5 B reduction due to off-balance sheet repos ~ $7 B reduction due to client repositioning Deposits have normalized ~ $2.6 B in net deposit growth since 1Q23 (1) (1) SVB acquisition date.

45 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX March 31, 2023 April 30, 2023 Total deposits $ 140,050 $ 134,303 Less insured and/or collaterized deposits 74,081 74,422 Total deposits - uninsured $ 65,969 $ 59,881 Estimated liquidity available for uninsured deposits: Available cash 37,670 35,197 Unpledged high-quality liquid securities 13,745 14,040 FDIC LOC (maximum) 70,000 70,000 FHLB 4,712 6,998 FRB Discount Window 4,676 4,735 Other 100 100 Estimated liquidity available for uninsured deposits $ 130,903 $ 131,070 Coverage ratio of liquidity available to uninsured deposits 198% 219 % Note - Public funds total $4.5 billion, of which $4.2 billion are considered uninsured for regulatory reporting purposes. However, these deposits are collateralized and included as part of the total insured and collateralized calculation above.

46 Commercial Real Estate (CRE) Portfolio ($ in billions) General Office 3/31/23 Multi-Family Hotel/Motel Retail FCB’s Commercial Real Estate (CRE) Portfolio % of Total Loans$ billions Medical Office Industrial / Warehouse Other Total 2.9% 2.1% 2.0% 11.9% 1.5% 1.8% 1.2% 0.5% $4.0 B 2.8 B 2.8 B $16.4 B 2.1 B 2.4 B 1.6 B 0.7 B Total Loans $138 B Total Loans as of 3/31/23 Other CRE $13.6 B General Office $2.8 B

47 General Office CRE Portfolio (as of March 31, 2023) CA 22% NC 14% FL 9% AZ 7% MA 6% NY 6% VA 6% SC 4% Other 26% Total General Office $2.8 B Geographic Diversification 2.1% 25.43% 2.67% 7.96% 1.65% 6.66% % of total loans General Office Portfolio Metrics ACL ratio (1) NCO ratio Delinquencies/Loans NPL/Loans Criticized loans/Loans$797 $360 $417 $1,269 2023 2024 2025 2026 & Beyond Loan Maturity Schedule ($ in millions) 28% 13% 15% 44% The top 5 MSAs include: $326 MMLos Angeles Phoenix Boston San Francisco New York City $201 MM $200 MM $196 MM $175 MM $2 MMAvg. loan amount 17.3%% of CRE loans (1) - There are $1.2 billion of general office loans in the Commercial Bank with an ACL ratio of 5.23%.

48

Investment Securities Portfolio: High Quality and Short Duration

Securities Balances


Average Balances ($ in billions)
$19.5
$18.9
$19.4
1.71%
1.95%
2.21%
1Q22
4Q22
1Q23
Securities
Yield on securities

Securities Portfolio Highlights

- Core portfolio strategy targets a shorter duration profile to soften interest rate risk, both in up and down rate environments, to best position the portfolio for consistent performance during a volatile interest rate environment.
- High-Quality Investment Portfolio comprised of 97% Level 1 and Level 2A securities.
- Limited duration risk with estimated duration of 4.2 years with minimal extension risk in a +100 bps interest rate shock scenario (extends to 4.3 years).
- Strategic focus on allocating to investments with stable, less rate-sensitive cash flows to retain reinvestment opportunities over a longer time horizon.

First Citizens BancShares

49 High Quality, Diverse Investment Portfolio ($ in millions) 12% 9% 26% 48% 3% 2% Total Portfolio $19.4 B Composition of Debt Securities Portfolio (1) as of 3/31/23 QTD- March 31, 2023 Duration (yrs.) Avg Rate US Treasury X.X%X.X Government agency X.X%X.X Commercial MBS X.X%X.X Residential MBS X.X%X.X Corporate bonds X.X%X.X Other investments X.X%X.X Total X.X%X.X QTD - March 31, 2023 Avg yield Duration (yrs.) U.S. Treasury 1.17% 2.2 Government agency 1.85% 3.7 Commercial MBS 2.89% 3.1 Residential MBS 2.01% 5.6 Corporate bonds 5.64% 1.9 Other investments 2.04% 5.7 Total investment portfolio 2.21% 4.2 (1) The debt securities portfolio excludes $85 MM in marketable equity securities.

50 Investment Securities Portfolio: AOCI Accretion Expected Moving Forward ($ in millions) (3)% (6)% (9)% (11)% (15)% (19)% (22)% 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Cumulative Securities Projected Runoff (1) Over the Next 7 Quarters $894 $730 $544 1Q23 4Q23 4Q24 Projected AOCI Accretion Over the Next 7 Quarters ~39% Burn Down (1) Cumulative securities runoff calculated using market implied forward rates at 3/31/2023 and includes scheduled principal payments, contractual maturities, and projected prepayments; this reflects current portfolio positions and does not reflect future changes in composition of the securities portfolio.

51 1Q23 Interest Rate Sensitivity Highlights • BancShares continues to have an asset sensitive interest rate risk profile. The magnitude of asset sensitivity increased with the SVB acquisition primarily due to: • Higher cash balances to manage liquidity risk from acquired portfolios and businesses. • Addition of ~$35 billion fixed rate Purchase Money Note, increasing liability duration. • Addition of ~$70 billion in loans, primarily linked to floating rate indices. • The projected increase in net interest income over the next 12 months is 11.7% for an immediate 100 bps parallel shift (shock) in the yield curve and 5.7% for a gradual shift (ramp) of 100 bps. • Combined deposit betas are modeled at approximately 30% - 35%, inclusive of acquired deposits. • Approximately 65-70% of our loans are floating indexed primarily to Prime, SOFR and LIBOR. • The duration of our investment portfolio is ~4.2 years and helps to mitigate earnings risk in a down rate environment. (11.1)% (2.8)% 2.8% 11.1% 22.0% (5.7)% (1.4)% 1.4% 5.7% 11.4% Shock Ramp Down 100 Down 25 Up 25 Up 100 Up 200 (20.0)% (15.0)% (10.0)% (5.0)% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Illustrative impacts to NII & NIM 2Q23 3Q23 4Q23 1Q24 ($ in millions) NII NIM NII NIM NII NIM NII NIM +100 bps shock $ 175 0.36% $ 208 0.43% $ 214 0.44% $ 218 0.45% +100 bps ramp $ 73 0.15% $ 91 0.19% $ 116 0.24% $ 139 0.29% -100 bps ramp $ (74) (0.15) % $ (92) (0.19) % $ (115) (0.24) % $ (139) (0.29) % -100 bps shock $ (176) (0.36) % $ (206) (0.42) % $ (215) (0.44) % $ (221) (0.45) % (1) Net interest income and margin rate sensitivity Note – The above information is an illustrative example of changes in net interest income and net interest margin using a static balance sheet and forward swap curves in place as of the end of March. Actual results may differ from above. (1) Impacts to NII and NIM may change due to actual results being different than modeled expectations.

52 Historical and Forecasted Cumulative Deposit Beta Highlights • Expect cumulative deposit beta to increase ~ 9% over the current quarter. • We expect full cycle deposit beta to be approximately 30-35%, but betas will be dependent on liquidity needs, behavior of acquired deposits, and levels of overall deposit competition. • Mid/higher beta categories: ◦ 30% + beta on Direct Bank and SVB money market, savings and time deposit accounts. ◦ 10 to 30% beta on branch network money market accounts and time deposits. • Lower beta categories: ◦ 0 to 10% beta on total noninterest bearing deposits, branch network, checking with interest and savings accounts. 59% 56% 58% 41% 44% 42% Mid/higher beta categories Lower beta categories 3Q22 4Q22 1Q23 6% 14% 22% 28% 31% 30% Actual cumulative beta Expected cumulative beta 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Historical Forecast Terminal beta 35 bps 78 bps 124 bps 158 bps 173 bps 169 bps Rate paid on deposits

Financial Outlook Section VI

54

Key Earnings Estimate Assumptions

Metric	1Q23	2Q23 - Projected	FY23 - Projected
Loans and leases	**$138.3 billion**	$133 billion - $136 billion	$132 billion - $135 billion
Deposits	**$140.1 billion**	$132 billion - $137 billion	$132 billion - $137 billion
Interest rates		1 hike, peaking at 5.25%	3 cuts in the back half of the year (July, September, December) ending at 4.50%
Net interest income	**$850 million**	$1.8 billion - $1.9 billion	$6.2 billion - $6.5 billion
Net charge-off ratio (annualized/annual) (1)	**27 bps**	35 - 45 bps	25 - 35 bps
Adjusted noninterest income (2)	**$309 million**	$415 million - $445 million	$1.62 billion - $1.67 billion
Adjusted noninterest expense (3)	**$677 million**	$1.25 billion - $1.30 billion	$4.20 billion - $4.30 billion
Effective tax rate	**26.9%**	26.5% - 27.0%	26.5% - 27.0%

(1) 2Q23 projections includes a $45 million charge-off from SVB that was fully reserved for in Day 1 purchase accounting. Excluding this charge-off, the projected range for 2Q23 would be 22 - 32 bps.
(2) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment and legacy consumer loans, realized gains/losses on extinguishment of debt and acquisition accounting gains.
(3) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, acquisition-related expenses and amortization of intangibles.

First Citizens BancShares

Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares' control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

55 First Citizens stand-alone EPS ‘23 E Impact of base combination Base combination EPS Cost synergies Purchase accounting Intangible amortization First Citizens ‘23 E After-tax in millions $1,236 - $1,309 $509 - $582 $1,745 - $1,890 $129 -$155 $390 - $580 $(27) $2,236 - $2,598 Notes Notes Notes Notes Estimated 2023 Earnings Per Share Pro forma excludes acquisition-related costs $85 - $90 $27 - $31 $112 - $121 $9 - $11 $31 $(2) $150 - $161 (1) (2) (3) Note - Results could differ materially. For an overview of key assumptions used to project EPS impact, refer to page 54. (1) Range represents estimated actual cost synergies impact on ‘23E EPS. Assumes that 50-60% of total expected cost synergies are in the run rate by the end of 2023. Once cost synergies of 25% - 30% are fully realized by the end of ‘24, this would be accretive to estimated EPS between $33 and $39 per share. Estimated EPS accretion with fully phased-in cost synergies would be between 93% and 122%. (2) Assumes contracted maturities on the loan portfolio. Actual results could differ due to prepayments and/or credit losses in excess of ACL. (3) Assumes 8-year CDI declining balance amortization. (4) Estimated EPS walk starts with FCB estimated stand-alone EPS for 2023 and includes the estimated impact of SVB operating results for the period beginning March 27, 2023 and ending December 31, 2023. (5) Acquisition-related expenses that will be recognized in 2023 are excluded from this pro forma. The impact of total estimated acquisition-related expenses were included in the estimated TBV accretion calculation on page 19. +67% - 89% (1, 4, 5)

Appendix Section VII

57

BancShares Balance Sheets (unaudited)

($ in millions)

	1Q23	4Q22	3Q22	2Q22	1Q22
ASSETS					
Cash and due from banks	$ 1,598	$ 518	$ 481	$ 583	$ 523
Interest-earning deposits at banks	38,522	5,025	6,172	6,476	9,285
Securities purchased under agreements to resell	—	—	—	—	—
Investment in marketable equity securities	85	95	92	94	100
Investment securities available for sale	9,061	8,995	9,088	9,210	9,295
Investment securities held to maturity	10,381	10,279	9,661	9,832	10,074
Assets held for sale	94	60	21	38	83
Loans and leases	138,288	70,781	69,790	67,735	65,524
Allowance for credit losses	(1,605)	(922)	(882)	(850)	(848)
Loans and leases, net of allowance for credit losses	**136,683**	**69,859**	**68,908**	**66,885**	**64,676**
Operating lease equipment, net	8,331	8,156	7,984	7,971	7,972
Premises and equipment, net	1,743	1,456	1,410	1,415	1,431
Goodwill	346	346	346	346	346
Other intangible assets	364	140	145	150	156
Other assets	7,450	4,369	5,002	4,673	4,656
Total assets	**$ 214,658**	**$ 109,298**	**$ 109,310**	**$ 107,673**	**$ 108,597**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 54,649	$ 24,922	$ 26,587	$ 26,576	$ 25,867
Interest-bearing	85,401	64,486	60,966	62,753	65,730
Total deposits	**140,050**	**89,408**	**87,553**	**89,329**	**91,597**
Credit balances of factoring clients	1,126	995	1,147	1,070	1,150
Short-term borrowings	1,009	2,186	3,128	646	616
Long-term borrowings	45,085	4,459	5,215	3,813	2,676
Total borrowings	46,094	6,645	8,343	4,459	3,292
Other liabilities	8,172	2,588	2,434	2,173	1,988
Total liabilities	**195,442**	**99,636**	**99,477**	**97,031**	**98,027**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	15	15	15	16	16
Additional paid in capital	4,104	4,109	4,506	5,345	5,344
Retained earnings	14,885	5,392	5,160	4,865	4,634
Accumulated other comprehensive (loss) income	(669)	(735)	(729)	(465)	(305)
Total stockholders' equity	**19,216**	**9,662**	**9,833**	**10,642**	**10,570**
Total liabilities and stockholders' equity	**$ 214,658**	**$ 109,298**	**$ 109,310**	**$ 107,673**	**$ 108,597**

First Citizens BancShares

58

BancShares Income Statements (unaudited)

($ in millions)

	1Q23	4Q22	3Q22	2Q22	1Q22
INTEREST INCOME					
Interest and fees on loans	$ 1,017	$ 892	$ 785	$ 655	$ 621
Interest on investment securities	107	92	90	89	83
Interest on deposits at banks	87	56	31	13	6
Total interest income	**1,211**	**1,040**	**906**	**757**	**710**
INTEREST EXPENSE					
Deposits	288	176	78	42	39
Borrowings	73	62	33	15	22
Total interest expense	361	238	111	57	61
Net interest income	**850**	**802**	**795**	**700**	**649**
Provision for credit losses	783	79	60	42	464
Net interest income after provision for credit losses	**67**	**723**	**735**	**658**	**185**
NONINTEREST INCOME					
Rental income on operating lease equipment	233	224	219	213	208
Fee income and other service charges	50	46	44	39	36
Wealth management services	42	35	35	37	35
Service charges on deposit accounts	24	22	21	28	27
Factoring commissions	19	26	24	27	27
Cardholder services, net	21	26	25	26	25
Merchant services, net	10	8	8	9	10
Insurance commissions	13	13	11	11	12
Realized loss on sale of investment securities available for sale, net	(14)	—	—	—	—
Fair value adjustment on marketable equity securities, net	(9)	2	(2)	(6)	3
Bank-owned life insurance	5	7	8	9	8
Gain on sale of leasing equipment, net	4	2	2	5	6
Gain on acquisition	9,824	—	—	—	431
Gain on extinguishment of debt	—	—	1	—	6
Other noninterest income	37	18	37	26	16
Total noninterest income	**10,259**	**429**	**433**	**424**	**850**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	89	88	87	89	81
Maintenance and other operating lease expenses	56	47	52	47	43
Salaries and benefits	420	354	353	345	356
Net occupancy expense	50	48	47	48	48
Equipment expense	58	55	55	54	52
Professional fees	12	11	11	11	12
Third-party processing fees	29	26	27	26	24
FDIC insurance expense	18	5	5	9	12
Marketing expense	15	21	15	9	8
Acquisition-related expenses	28	29	33	34	135
Intangible asset amortization	5	6	5	6	6
Other noninterest expense	75	70	70	67	33
Total noninterest expense	**855**	**760**	**760**	**745**	**810**
Income before income taxes	**9,471**	**392**	**408**	**337**	**225**
Income tax (benefit) expense	(47)	135	93	82	(46)
Net income	**$ 9,518**	**$ 257**	**$ 315**	**$ 255**	**$ 271**
Preferred stock dividends	$ 14	$ 14	$ 12	$ 17	$ 7
Net income available to common stockholders	**$ 9,504**	**$ 243**	**$ 303**	**$ 238**	**$ 264**

First Citizens BancShares

59

Noninterest income

($ in millions)

	Quarter-to-date 1Q23	4Q22	3Q22	2Q22	1Q22	1Q23 Change vs 4Q22 $	%
Rental income on operating lease equipment	$ 233	$ 224	$ 219	$ 213	$ 208	$ 9	3.9 %
Fee income and other service charges	50	46	44	39	36	4	9.1
Wealth management services	42	35	35	37	35	7	19.6
Service charges on deposit accounts	24	22	21	28	27	2	10.2
Factoring commissions	19	26	24	27	27	(7)	(25.1)
Cardholder services, net	21	26	25	26	25	(5)	(15.7)
Merchant services, net	10	8	8	9	10	2	16.6
Insurance commissions	13	13	11	11	12	—	6.8
Realized loss on sale of investment securities available for sale, net	(14)	—	—	—	—	(14)	(22303.5)
Fair value adjustment on marketable equity securities, net	(9)	2	(2)	(6)	3	(11)	(603.2)
Bank-owned life insurance	5	7	8	9	8	(2)	(34.8)
Gain on sale of leasing equipment, net	4	2	2	5	6	2	110.8
Gain on acquisition	9,824	—	—	—	431	9,824	nm
Gain on extinguishment of debt	—	—	1	—	6	—	124.2
Other noninterest income	37	18	37	26	16	19	106.1
Total noninterest income - GAAP	**$ 10,259**	**$ 429**	**$ 433**	**$ 424**	**$ 850**	**$ 9,830**	**2294.4 %**
Depreciation on operating lease equipment	$ (89)	$ (88)	$ (87)	$ (89)	$ (81)	$ (1)	1.1 %
Maintenance and other operating lease expenses	(56)	(47)	(52)	(47)	(43)	(9)	19.1
Realized gain on sale of investment securities available for sale, net	14	—	—	—	—	14	100.0
Fair value adjustment on marketable equity securities, net	9	(2)	2	6	(3)	11	(550.0)
Gain on sale of leasing equipment, net	(4)	(2)	(2)	(5)	(6)	(2)	100.0
Gain on acquisition	(9,824)	—	—	—	(431)	(9,824)	100.0
Gain on extinguishment of debt	—	—	(1)	—	(6)	—	—
Other noninterest income	—	—	(5)	(6)	—	—	— %
Total notable items	**$ (9,950)**	**$ (139)**	**$ (145)**	**$ (141)**	**$ (570)**	**$ (9,811)**	**7058.3 %**
Rental income on operating lease equipment	$ 88	$ 89	$ 80	$ 77	$ 84	$ (1)	3.9 %
Fee income and other service charges	50	46	44	39	36	4	9.1
Wealth management services	42	35	35	37	35	7	19.6
Service charges on deposit accounts	24	22	21	28	27	2	10.2
Factoring commissions	19	26	24	27	27	(7)	(25.1)
Cardholder services, net	21	26	25	26	25	(5)	(15.7)
Merchant services, net	10	8	8	9	10	2	16.6
Insurance commissions	13	13	11	11	12	—	6.8
Bank-owned life insurance	5	7	8	9	8	(2)	(34.8)
Other noninterest income	37	18	32	20	16	19	106.1 %
Total noninterest income - adjusted	**$ 309**	**$ 290**	**$ 288**	**$ 283**	**$ 280**	**$ 19**	**7.1 %**

First Citizens BancShares

Note – Adjusted noninterest income is Non-GAAP and excludes notable items as detailed on page 28.

60

Noninterest expense

($ in millions)

	Quarter-to-date					1Q23 Change vs 4Q22	
	1Q23	4Q22	3Q22	2Q22	1Q22	$	%
Depreciation on operating lease equipment	$ 89	$ 88	$ 87	$ 89	$ 81	$ 1	1.5 %
Maintenance and other operating lease expenses	56	47	52	47	43	9	17.1
Salaries and benefits	420	354	353	345	356	66	18.7
Net occupancy expense	50	48	47	48	48	2	1.7
Equipment expense	58	55	55	54	52	3	4.1
Professional fees	12	11	11	11	12	1	10.1
Third-party processing fees	29	26	27	26	24	3	11.4
FDIC insurance expense	18	5	5	9	12	13	287.6
Marketing expense	15	21	15	9	8	(6)	(30.8)
Acquisition-related expenses	28	29	33	34	135	(1)	(3.5)
Intangible asset amortization	5	6	5	6	6	(1)	(5.6)
Other noninterest expense	75	70	70	67	33	5	10.4
Total noninterest expense - GAAP	**$ 855**	**$ 760**	**$ 760**	**$ 745**	**$ 810**	**$ 95**	**12.5 %**
Depreciation on operating lease equipment	$ (89)	$ (88)	$ (87)	$ (89)	$ (81)	$ (1)	1.1 %
Maintenance and other operating lease expenses	(56)	(47)	(52)	(47)	(43)	(9)	19.1
Acquisition-related expenses	(28)	(29)	(33)	(34)	(135)	1	(3.4)
Intangible asset amortization	(5)	(6)	(5)	(6)	(6)	1	(16.7)
Other noninterest expense	—	—	(6)	(3)	27	—	—
Total notable items	**$ (178)**	**$ (170)**	**$ (183)**	**$ (179)**	**$ (238)**	**$ (8)**	**4.7 %**
Salaries and benefits	$ 420	$ 354	$ 353	$ 345	$ 356	$ 66	18.7 %
Net occupancy expense	50	48	47	48	48	2	1.7
Equipment expense	58	55	55	54	52	3	4.1
Professional fees	12	11	11	11	12	1	10.1
Third-party processing fees	29	26	27	26	24	3	11.4
FDIC insurance expense	18	5	5	9	12	13	287.6
Marketing expense	15	21	15	9	8	(6)	(30.8)
Other noninterest expense	75	70	64	64	60	5	10.4
Total nontinterest expense - adjusted	**$ 677**	**$ 590**	**$ 577**	**$ 566**	**$ 572**	**$ 87**	**13.3 %**

First Citizens BancShares

Note – Adjusted noninterest expense is Non-GAAP and excludes notable items as detailed on page 28.

61 (1) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter. 1Q23 (1) ($ in millions) Carrying Value (2) % of Portfolio Yield (3) Duration (Years) AFS Portfolio U.S. Treasury $ 1,979 10% 1.12% 1.8 Government agency 149 1 5.56 0.4 Commercial mortgage-backed securities 1,585 8 3.59 2.3 Residential mortgage-backed securities 4,848 25 2.12 4.7 Corporate bonds 500 3 5.64 1.9 Total AFS portfolio $ 9,061 47% 2.43% 3.4 HTM portfolio U.S. Treasury $ 475 2% 1.39% 4.0 Government agency 1,550 8 1.49 4.0 Commercial mortgage-backed securities 3,547 18 2.58 3.4 Residential mortgage-backed securities 4,511 23 1.90 6.6 Other investments 298 2 1.55 5.7 Total HTM portfolio $ 10,381 53% 2.04% 4.9 Grand total $ 19,442 100% 2.21% 4.2 Debt Securities Overview

62 Change vs. 1Q23 4Q22 1Q22 4Q22 1Q22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 73,900 $ 1,017 5.57% $ 69,290 $ 892 5.10% $ 64,144 $ 621 3.92% $ 4,610 $ 125 0.47% $ 9,756 $ 396 1.65 % Investment securities 19,416 107 2.21 18,876 92 1.95 19,492 83 1.71 540 15 0.26 (76) 24 0.50 Interest-earning deposits at banks 7,585 87 4.61 6,193 56 3.60 11,476 6 0.19 1,392 31 1.01 (3,891) 81 4.42 Total interest-earning assets (1) $ 100,901 $ 1,211 4.85% $ 94,359 $ 1,040 4.37% $ 95,112 $ 710 3.02% $ 6,542 $ 171 0.48% $ 5,789 $ 501 1.83 % Interest-bearing deposits $ 67,362 $ 288 1.73% $ 62,532 $ 176 1.12% $ 66,266 $ 39 0.24% $ 4,830 $ 112 0.61% $ 1,096 $ 249 1.49 % Securities sold under customer repurchase agreements 455 — 0.30 514 — 0.27 600 — 0.16 (59) — 0.03 (145) — 0.14 Other short-term borrowings 323 4 4.67 2,080 20 3.77 — — — (1,757) (16) 0.90 323 4 4.67 Long-term borrowings 7,193 69 3.84 4,800 42 3.45 4,505 22 1.95 2,393 27 0.39 2,688 47 1.89 Total borrowings $ 7,971 $ 73 3.68% $ 7,394 $ 62 3.32% $ 5,105 $ 22 1.74% $ 577 $ 11 0.36% $ 2,866 $ 51 1.94 % Total interest-bearing liabilities $ 75,333 $ 361 1.94% $ 69,926 $ 238 1.35% $ 71,371 $ 61 0.35% $ 5,407 $ 123 0.59% $ 3,962 $ 300 1.59 % Net interest income $ 850 $ 802 $ 649 $ 48 $ 201 Net interest spread (1) 2.91% 3.02% 2.67% -0.11% 0.24 % Net interest margin (1) 3.41% 3.36% 2.73% 0.05% 0.68 % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) (1) The balance and rate presented is calculated net of average credit balances of factoring clients. YTD not disclosed Q1

63

Commercial Banking Segment

(Actual balances; $ in millions)	1Q23	4Q22	1Q22
Income Statement			
Net interest income	$ 240	$ 244	$ 207
Noninterest income	143	141	112
Net revenue	**383**	**385**	**319**
Noninterest expense	211	188	191
Pre-provision net revenue	**172**	**197**	**128**
Provision (benefit) for credit losses	49	59	(34)
Segment income before taxes	123	138	162
Income taxes	29	39	41
Segment net income	**$ 94**	**$ 99**	**$ 121**
Balance Sheet			
Loans and leases	$ 28,684	$ 27,782	$ 26,922
Deposits	3,045	3,225	4,698
Factoring volume	5,671	6,497	6,443

Highlights

- The Commercial Banking segment saw strong loan growth largely driven by lower prepayments in Commercial Finance and Real Estate Finance. Commercial Services (factoring) balances increased $108 million compared to the linked quarter due to client draws at the end of March. Typically, 1Q balances are lower since seasonally 4Q is the highest period in the cycle.
- Commercial Services (factoring) volume totaled $5.7 billion, which was a decrease of approximately $826 million from the prior quarter as clients slowed orders as they continue to work down excess inventory considering the macro environment.
- Equipment Finance experienced continued growth in loan and lease balances despite increasing pressure on originations from a tightened credit appetite, increasing spreads, a challenging business climate and economic uncertainty, all of which contributed to slowing the pace of the portfolio growth in the quarter.
- Credit quality remains stable with Credit Provision being $10 million lower than the linked quarter. Net charge offs increased in Real Estate and Equipment Finance. Reserve releases in Real Estate and Commercial Finance were partially offset by reserve build in Equipment Finance.

First Citizens BancShares

Note – The Commercial Banking segment includes Commercial Finance, Real Estate Finance and Equipment Finance.

64

General Banking Segment

(Actual balances; $ in millions)	1Q23	4Q22	1Q22
Income Statement			
Net interest income	$ 560	$ 546	$ 437
Noninterest income	116	111	123
Net revenue	**676**	**657**	**560**
Noninterest expense	395	360	409
Pre-provision net revenue	**281**	**297**	**151**
Provision (benefit) for credit losses	14	15	(15)
Segment income before taxes	267	282	166
Income taxes	65	70	40
Segment net income	**$ 202**	**$ 212**	**$ 126**
Balance Sheet			
Loans and leases	$ 43,353	$ 42,921	$ 38,528
Deposits	85,982	84,361	85,458
Other Key Metrics			
Number of branches (1)	567	550	603
Wealth management assets under management ($B)	36.8	34.2	32.2
Card volume	3,943	4,131	3,582
Merchant volume	1,720	1,640	1,650

Highlights

- The General Banking segment has had continued loan growth with the primary drivers being branch network growth in business/commercial, mortgage growth from slowing prepay speeds and balance sheeting the majority of production, as well as continued strong production in the wealth private banking space.
- Deposits increased by $1.6 billion in 1Q23 compared to the fourth quarter, primarily driven by increases in the Direct Bank ($2.3 billion, 57% annualized), more than offsetting declines in the banking regions including converted One West Bank portfolios (-$0.8 billion, -5% annualized).
- Net interest income in 1Q23 increased by $14 million (3%) compared to the fourth quarter due to positive loan growth in the quarter and increases to funding credit in the deposit portfolios.
- Credit quality remains strong, with no apparent stresses on the portfolio, despite economic headwinds.
- We continue to place an emphasis on strengthening digital capabilities and refining our branch network to ensure sales strategies align with client preferences regarding channel selection and declines in transactional activity.

First Citizens BancShares

Note – The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking.
(1) In connection with the acquisition, First Citizens has the option, but not the obligation, to purchase or lease Silicon Valley Bridge Bank's 17 branches and offices, as applicable.

65 Highlights • The Silicon Valley Banking segment was acquired on March 27 and represents earnings from March 27 through March 31. • Net interest income of $65 million was primarily earned from loans (including discount accretion), partially offset by deposit costs. • Noninterest income of $14 million was primarily earned from commercial banking products. • There was no provision expense as this was recorded as part of purchase accounting. • Noninterest expense of $33 million was primarily from compensation related costs. (Actual balances; $ in millions) 1Q23 Income Statement Net interest income $ 65 Noninterest income 14 Net revenue 79 Noninterest expense 33 Pre-provision net revenue 46 Provision (benefit) for credit losses — Segment income before taxes 46 Income taxes 11 Segment net income $ 35 Balance Sheet Loans and leases $ 66,171 Deposits 49,259 Other Key Metrics Private Bank assets under management $ 14,060 Off balance sheet client funds 84,215 Silicon Valley Banking Segment Note – The above segment financials reflects five days of activity between the acquisition date and quarter end. Additionally, there is no provision expense as this was recorded as part of purchase accounting.

66

Rail Segment

(Actual balances ; $ in millions)		1Q23		4Q22		1Q22
Income Statement						
Rental income on operating lease equipment	$	176	$	168	$	159
Depreciation on operating lease equipment		46		45		41
Maintenance and other operating lease expenses		56		47		43
Adjusted rental income on operating lease equipment		**74**		**76**		**75**
Interest expense, net		28		23		19
Noninterest income		1		(5)		3
Noninterest expense		18		15		16
Segment income before income taxes		29		33		43
Income taxes		7		9		11
Segment net income	**$**	**22**	**$**	**24**	**$**	**32**
Balance Sheet						
Operating lease equipment, net	$	7,612	$	7,433	$	7,251
Other Key Metrics						
Railcars and locomotives [(1)]		119,700		119,200		119,600
Utilization		97.9 %		97.7 %		95.5 %
Average age of cars in years		15		15		14
Renewal rate to previous rate		137 %		130 %		108 %

(1) Railcars and locomotives number is rounded.

Highlights

- Fleet utilization increased to 97.9% in the first quarter from 97.7% in the linked quarter.
- Favorable renewal repricing trends continued for the 6th consecutive quarter, up 37% over prior rate for the quarter with gains in both freight cars (+ 38%) and tank cars (+35%).
- Net operating lease income (Net rents): Decreased $2 million vs LQ and PYQ from higher fleet carrying costs or maintenance plus depreciation, partly offset by top-line growth.
- Short-term outlook continues to be positive for maintaining strong utilization and re-pricing. Further improvement in conditions will be limited though as velocity improves and/or economic softness seeps into the carload markets.
- The Rail portfolio is driven by the industrial sector business cycle, and financial performance generally lags the economic cycle.

First Citizens BancShares

67 March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Loans and leases (1) Beginning balance - unamortized fair value mark $ (117) $ (131) $ (146) $ (145) $ (40) Additions - Merger with CIT Group Inc. — — — — (389) Additions - Acquisition of SVB (2,768) — — — — PCD “gross up” 200 — — — 284 Accretion 16 14 15 — — Ending balance $ (2,669) $ (117) $ (131) $ (146) $ (145) Core deposits and other intangibles Beginning balance $ 145 $ 145 $ 150 $ 156 $ 19 Additions - Merger with CIT Group Inc. — — — — 143 Additions - Acquisition of SVB 230 — — — — Amortization (5) (5) (5) (6) (6) Ending balance $ 364 $ 140 $ 145 $ 150 $ 156 Deposits (2) Beginning balance - unamortized fair value mark $ (35) $ (41) $ (49) $ (57) $ (2) Additions - Merger with CIT Group Inc. — — — — (66) Amortization 7 7 7 9 10 Ending balance $ (28) $ (35) $ (41) $ (49) $ (57) Borrowings (2) Beginning balance - unamortized fair value mark $ (86) $ (93) $ (100) $ (107) $ 2 Additions - Merger with CIT Group Inc. — — — — (258) Additions - Acquisition of SVB 220 — — — — Amortization 6 7 7 7 21 Adjustments (3) — — — — 128 Ending balance $ 140 $ (86) $ (93) $ (100) $ (107) Note – The balances above include the impact of the merger with CIT as well as other acquisitions prior to December 31, 2021. The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability. (3) On February 24, 2022, approximately $3.0 billion in legacy CIT debt was redeemed. Purchase accounting marks ($ in millions)

68

Credit Ratings

First Citizens BancShares, Inc.

	S&P	Moody's
Outlook	Negative	Negative
Issuer	BBB	Baa2
Senior unsecured	No rating	Baa2
Subordinated	No rating	Baa2
Preferred stock	BB	Ba1 (hyb)

First-Citizens Bank & Trust Company

	S&P	Moody's
Outlook	Negative	Negative
Issuer	BBB +	Baa2
Senior unsecured	BBB +	Baa2
Subordinated	BBB	No rating
Preferred stock	No rating	A2 / P-1

Note – Credit rating information was last updated on the following dates: S&P - 3/28/2023, and Moody's - 3/29/2023.

Non-GAAP Reconciliations Section VIII

70

Notable Items (1)

($ in millions, except per share data)

	1Q23	4Q22	1Q22
Rental income on operating lease equipment (2)	$ (145)	$ (135)	$ (124)
Realized gain on sale of investment securities available for sale, net	14	—	—
Fair value adjustment on marketable equity securities, net	9	(2)	(3)
Gain on sale of leasing equipment, net	(4)	(2)	(6)
Gain on acquisition, net of tax	(9,824)	—	(431)
Gain on extinguishment of debt	—	—	(6)
Impact on adjusted noninterest income	**$ (9,950)**	**$ (139)**	**$ (570)**
Depreciation on operating lease equipment (2)	$ (89)	$ (88)	$ (81)
Maintenance and other operating lease expenses (2)	(56)	(47)	(43)
Acquisition-related expenses	(28)	(29)	(135)
Intangible asset amortization	(5)	(6)	(6)
Other noninterest expense (3)	—	—	27
Impact on adjusted noninterest expense	**$ (178)**	**$ (170)**	**$ (238)**
CECL Day 2 provision and reserve for unfunded commitments	(716)	—	(513)
Provision for credit losses- investment securities available for sale	(4)	—	—
Provision for credit losses - total adjustments	**$ (720)**	**$ —**	**$ (513)**
Impact on adjusted pre-tax income	**$ (9,052)**	**$ 31**	**$ (332)**
Income tax impact (4) (5)	160	(32)	146
Impact on adjusted net income	**$ (9,212)**	**$ 63**	**$ 35**
Impact on adjusted diluted EPS	**$ (633.55)**	**$ 4.27**	**$ 2.25**

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze the Company's performance. Refer to Section VIII of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures.
(2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to Section VIII of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.
(3) Includes the termination of two post retirement benefit plans.
(4) 4Q22 includes $55 million of tax expense related to the early surrender of BOLI policies. During 4Q22, management decided to early surrender $1.2 billion of BOLI policies. This triggered a taxable gain of $160 million and resulted in tax expense of $55 million.
(5) For the periods presented the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

First Citizens BancShares

71

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			QTD 3/31/2023	QTD 12/31/2022	QTD 3/31/2022
Net income and EPS					
Net income (GAAP)	a	$	9,518	257	271
Preferred stock dividends			14	14	7
Net income available to common stockholders (GAAP)	b		9,504	243	264
Total notable items, after income tax	c		(9,212)	63	35
Adjusted net income (non-GAAP)	d = (a+c)		306	320	306
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	292	306	299
Weighted average common shares outstanding					
Basic	f		14,526,693	14,590,387	15,779,153
Diluted	g		14,539,709	14,607,426	15,779,153
EPS (GAAP)					
Basic	b/f	$	654.22	16.69	16.70
Diluted	b/g		653.64	16.67	16.70
Adjusted EPS (non-GAAP)					
Basic	e/f	$	20.11	20.97	18.95
Diluted	e/g		20.09	20.94	18.95
Noninterest income and expense					
Noninterest income	h	$	10,259	429	850
Impact of notable items, before income tax			(9,950)	(139)	(570)
Adjusted noninterest income	i	$	309	290	280
Noninterest expense	j	$	855	760	810
Impact of notable items, before income tax			(178)	(170)	(238)
Adjusted noninterest expense	k	$	677	590	572
Provision (benefit) for credit losses		$	783	79	464
Plus: Day 2 provision for credit losses			(716)	—	(513)
Plus: Specific reserve for AFS securities			(4)	—	—
Adjusted provision (benefit) for credit losses		$	63	79	(49)

First Citizens BancShares

72 Non-GAAP Reconciliations ($ in millions, except share and per share data) QTD QTD QTD Non-GAAP Reconciliations 3/31/2023 12/31/2022 3/31/2022 PPNR Net income (GAAP) a $ 9,518 257 271 Plus: Provision (benefit) for credit losses 783 79 464 Income tax expense (benefit) (47) 135 (46) PPNR (non-GAAP) l $ 10,254 471 689 Plus: total notable items, before income tax (9,772) 31 (332) Adjusted PPNR (non-GAAP) m $ 482 502 357 ROA Net income (GAAP) a $ 9,518 257 271 Annualized net income n = a annualized 38,602 1,020 1,099 Adjusted net income (non-GAAP) d 306 320 306 Annualized adjusted net income p = d annualized 1,244 1,270 1,242 Average assets o 116,164 109,792 110,394 ROA n/o 33.23% 0.93% 1.00 % Adjusted ROA p/o 1.07% 1.15% 1.12 % PPNR ROA PPNR (non-GAAP) l $ 10,254 471 689 Annualized PPNR q = l annualized 41,586 1,868 2,796 Adjusted PPNR (non-GAAP) m 482 502 357 Annualized PPNR r = m annualized 1,954 1,992 1,452 PPNR ROA q/o 35.80% 1.70% 2.54 % Adjusted PPNR ROA r/o 1.69% 1.81% 1.31%

73

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			QTD 3/31/2023	QTD 12/31/2022	QTD 3/31/2022
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	38,543	964	1,071
Annualized adjusted net income available to common stockholders	t = e annualized	$	1,185	1,214	1,214
Average stockholders' equity (GAAP)		$	11,369	9,621	10,423
Less: average preferred stock			881	881	863
Average common stockholders' equity (non-GAAP)	u	$	10,488	8,740	9,560
Less: average goodwill			346	346	346
Less: average other intangible assets			175	143	182
Average tangible common equity (non-GAAP)	v	$	9,967	8,251	9,032
ROE	s/u		367.47 %	11.05 %	11.18 %
Adjusted ROE	t/u		11.30 %	13.89 %	12.67 %
ROTCE	s/v		386.69 %	11.70 %	11.83 %
Adjusted ROTCE	t/v		11.89 %	14.71 %	13.41 %
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	19,216	9,662	10,570
Less: preferred stock			881	881	881
Common equity (non-GAAP)	x	$	18,335	8,781	9,689
Less: goodwill			346	346	346
Less: other intangible assets			364	140	156
Tangible common equity (non-GAAP)	y	$	17,625	8,295	9,187
Total assets (GAAP)	z		214,658	109,298	108,597
Tangible assets (non-GAAP)	aa		213,948	108,812	108,095
Total equity to total assets	w/z		8.95 %	8.84 %	9.73 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		8.24 %	7.62 %	8.50 %

First Citizens BancShares

74

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations		QTD 3/31/2023	QTD 12/31/2022	QTD 3/31/2022
Book value and tangible book value per common share				
Common shares outstanding at period end	bb	14,519,993	14,506,200	16,001,508
Book value per share	x/bb	$ 1,262.76	605.36	605.48
Tangible book value per share	y/bb	$ 1,213.82	571.89	574.09
Efficiency ratio				
Net interest income	cc	$ 850	802	649
Efficiency ratio (GAAP)	j / (h + cc)	7.70 %	61.74 %	53.95 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)	58.39 %	54.08 %	61.57 %
Rental income on operating lease equipment				
Rental income on operating lease equipment		$ 233	224	208
Less:				
Depreciation on operating lease equipment		89	88	81
Maintenance and other operating lease expenses		56	47	43
Adjusted rental income on operating lease equipment		88	89	84
Rental income on operating lease equipment: Rail segment				
Rental income on operating lease equipment		$ 176	168	159
Less:				
Depreciation on operating lease equipment		46	45	41
Maintenance and other operating lease expenses		56	47	43
Adjusted rental income on operating lease equipment		74	76	75
Adjusted ROA: Legacy FCB				
Adjusted ROA		1.07 %	1.15 %	1.12 %
Less: Impact of SVB		0.06 %	—	—
Adjusted ROA - Legacy FCB		1.01 %	1.15 %	1.12 %
Adjusted ROE: Legacy FCB				
Adjusted ROE		11.30 %	13.89 %	12.67 %
Less: Impact of SVB		(0.46)%	—	—
Adjusted ROE - Legacy FCB		11.76 %	13.89 %	12.67 %

First Citizens BancShares